Ameriprise Financial, Inc. Minneapolis, MN NYSE: AMP July 26, 2021

Ameriprise Financial Reports
Second Quarter 2021 Results

Earnings Per Diluted Share		Return on Equity, ex AOCI (1)
	Q2 2021		Q2 2021
GAAP	$4.88	GAAP	19.5%
Adjusted Operating	$5.27	Adjusted Operating	37.5%

•Second quarter adjusted operating earnings per diluted share was $5.27. Adjusted operating EPS increased 39 percent from the prior year excluding a negative prior year period tax impact of $1.14 per diluted share, reflecting strong business growth.
Perspective from Jim Cracchiolo, Chairman and Chief Executive Officer

“Ameriprise delivered a strong second quarter and a record first half in operating revenue, earnings and EPS, as we continue to build on our momentum. We are delivering an excellent client experience and deepening relationships, which is driving continued growth in the business.

“In the quarter, nearly 80 percent of revenue and pretax earnings were driven by our asset-light Advice and Wealth Management and Asset Management businesses.

“We also announced a number of important strategic actions, including the acquisition of BMO’s EMEA asset management business and a significant reinsurance transaction. Together, these moves complement our organic growth while also adding key capabilities and generating shareholder value.”

•Second quarter GAAP net income per diluted share was $4.88, which was impacted by market changes that affected the valuation of derivatives. In the prior year period, results were impacted by changes in the company’s credit spread and the valuation of derivatives used to hedge the company’s variable annuity living benefit guarantees.

•Adjusted operating net revenue was $3.4 billion, a 22 percent increase from strong organic growth.
•General and administrative expenses were well managed in light of business growth, up 6 percent.
•Assets under management and administration were up 28 percent to $1.2 trillion, a record high from strong client flows in Wealth and Asset Management, as well as market appreciation.
•The company continues to generate strong organic growth, with over $16 billion of client net inflows from Advice & Wealth Management and Asset Management.
•Investment performance at Columbia Threadneedle Investments remains excellent with 110 funds with 4- and 5-star Morningstar ratings.
•The company returned $585 million of capital to shareholders in the quarter, which was 92 percent of adjusted operating earnings.
•During the quarter, the company made substantial progress in expanding its growth businesses and reducing its risk profile.
◦On June 29, 2021, Ameriprise announced that its insurance subsidiaries entered into an agreement to reinsure approximately $8.0 billion of fixed annuities, which will free up approximately $700 million of capital. In July, the RiverSource Life Insurance Company transaction closed.

◦Ameriprise is on track to close its acquisition of BMO’s EMEA Asset Management business in the fourth quarter of 2021. The acquisition expands key capabilities in attractive and growing market segments where BMO EMEA Asset Management has leading positions.

(1) Return on equity excluding AOCI is calculated on a trailing 12-month basis.

As indicated, the severe market dislocation and steep interest rate reduction in the first quarter of 2020 related to COVID-19 distorted the company’s prior year GAAP and operating results. This included a tax benefit from a projected net operating loss (NOL) in the first quarter of 2020 that was reversed in the second quarter of 2020.

Ameriprise Financial, Inc.
Second Quarter Summary
	Quarter Ended June 30,		% Over/ (Under)	Year-to-date June 30,		% Over/ (Under)
(in millions, except per share amounts, unaudited)	2021	2020		2021	2020
GAAP net income	$591	$(539)	NM	$1,028	$1,497	(31)%
Adjusted operating earnings (see reconciliation on p. 25 and p. 26)	$639	$333	92%	$1,302	$1,027	27%
Adjusted operating earnings excluding Net Operating Loss (NOL) tax impacts (see reconciliation on p. 25 and p. 26)	$639	$477	34%	$1,302	$1,027	27%

GAAP net income per diluted share	$4.88	$(4.31)	NM	$8.45	$11.77	(28)%
Adjusted operating earnings per diluted share (see reconciliation on p. 25 and p. 26)	$5.27	$2.64	100%	$10.70	$8.07	33%
Adjusted operating earnings per diluted share excluding Net Operating Loss (NOL) tax impacts (see reconciliation on p. 25 and p. 26)	$5.27	$3.78	39%	$10.70	$8.07	33%

GAAP Return on Equity, ex. AOCI	19.5%	41.7%
Adjusted Operating Return on Equity, ex. AOCI	37.5%	35.6%

Weighted average common shares outstanding:
Basic	118.4	125.0
Diluted	121.2	126.2

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results
	Quarter Ended June 30,		% Over/ (Under)
(in millions, unaudited)	2021	2020
Net revenues	$1,980	$1,537	29%
Distribution expenses	1,194	913	(31)%
G&A / other expense	363	353	(3)%
Pretax adjusted operating earnings	$423	$271	56%

Pretax adjusted operating margin	21.4%	17.6%	380 bps

	Quarter Ended June 30,		% Over/ (Under)
(in billions, unless otherwise noted)	2021	2020
Total client assets	$807	$630	28%
Total client net flows (1)	$9.5	$6.2	54%
Wrap net flows (1)	$10.0	$5.6	78%
AWM cash balance	$39.2	$38.6	2%
Average gross yield on cash balances (in bps)	63	79
Adjusted operating net revenue per advisor (TTM in thousands)	$731	$669	9%
Adjusted for interest rates (2)	$731	$641	14%

(1) See definition on page 12.
(2) Adjusted for impact from interest rates. See reconciliation on page 28.

Advice & Wealth Management pretax adjusted operating earnings were $423 million, up 56 percent driven by continued robust client net flows, higher transactional activity, market appreciation and disciplined expense management. Pretax adjusted operating margin increased 380 basis points. On a sequential basis, pretax operating earnings increased 9 percent and pretax adjusted operating margin expanded 70 basis points.

Adjusted operating net revenues grew 29 percent to $2.0 billion, reflecting strong client net flows and market appreciation. On a sequential basis, revenues increased 5 percent.

Total expenses were $1.6 billion, reflecting higher distribution expense related to strong organic growth. General and administrative expense was well managed and increased 3 percent, reflecting the cost associated with increased activity and performance-based compensation expense.

Total client assets grew 28 percent to $807 billion, with continued robust total client flows of $9.5 billion in the quarter. The company’s ability to meet client needs efficiently and effectively is translating into excellent organic growth. Advisor productivity remains high with a 78 percent increase in flows in the investment advisory business and a 29 percent increase in transactional activity. Wrap net flows were $10.0 billion, representing the third consecutive quarter at or above $9.0 billion of net flows. Cash balances remain elevated at $39.2 billion with an opportunity for clients to put cash back to work in the future.

Adjusted operating net revenue per advisor on a trailing 12-month basis was $731,000. Excluding the decline in short-term interest rates, adjusted net revenue per advisor increased 14 percent. Total advisors were 10,047, up 2 percent, from a combination of high advisor retention and the addition of 42 experienced advisors in the quarter.

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results
	Quarter Ended June 30,		% Over/ (Under)
(in millions, unaudited)	2021	2020
Net revenues	$879	$668	32%
Distribution expenses	282	220	(28)%
G&A / other expenses	344	307	(12)%
Pretax adjusted operating earnings	$253	$141	79%

Net pretax adjusted operating margin (1)	45.4%	34.5%

	Quarter Ended June 30,		% Over/ (Under)
(in billions)	2021	2020
Total segment AUM	$593	$476	25%

Net Flows
Global Retail net flows	$4.2	$3.1	38%
Global Institutional net flows, ex. legacy insurance partners flows	3.9	0.8	NM
Legacy insurance partners flows	(1.4)	(1.3)	(7)%
Total segment net flows	$6.7	$2.6	NM

Model delivery AUA Flows (2)	$0.9	$0.3	NM

(1) See reconciliation on page 13.
(2) Estimated based on the period to period change in assets less calculated performance based on strategy returns on a one-quarter lag.
NM Not Meaningful - variance equal to or greater than 100%

Asset Management pretax adjusted operating earnings were $253 million, up 79 percent, reflecting strong market appreciation and the cumulative benefit of net inflows. The net pretax adjusted operating margin was 45.4 percent. On a sequential basis, pretax operating earnings increased 11 percent and pretax adjusted operating margin expanded 150 basis points.

Adjusted operating revenues increased 32 percent to $879 million from the cumulative benefit of inflows and higher equity markets. The overall fee rate remained strong at 52 basis points. On a sequential basis, revenues increased 6 percent.

Adjusted operating expenses increased 19 percent. General and administrative expenses grew 12 percent driven primarily from strong business performance that drove higher compensation expense and foreign exchange translation, as well as the costs associated with increased activity levels.

Total assets under management increased 25 percent to $593 billion reflecting equity market appreciation and net inflows. Investment performance remained strong across equity, fixed income and asset-allocation strategies.

In the quarter, net inflows were $6.7 billion, an improvement of $4.1 billion from a year ago. Net inflows were $8.1 billion excluding legacy insurance partners outflows, reflecting a continuation of positive flow trends across multiple distribution channels and strategies:
•Retail net inflows were $4.2 billion. Net inflows in North America were $5.1 billion with notable inflows in the broker-dealer channel, which were partially offset by outflows in EMEA.
•Global institutional net inflows were $3.9 billion, with gross sales across multiple strategies.

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment (1) Adjusted Operating Results
	Quarter Ended June 30,		% Over/ (Under)
(in millions, unaudited)	2021	2020
Net revenues	$808	$755	7%
Expenses	626	533	(17)%
Pretax adjusted operating earnings	$182	$222	(18)%

Retirement & Protection Solutions pretax adjusted operating earnings were $182 million. Results in the prior year period benefited from lower surrenders and withdrawals that reduced the amortization of deferred acquisition costs. Results in the current quarter reflect higher distribution expenses associated with improved sales trends, compared to a year ago when sales were depressed from the environment. Overall claims remain within expected ranges.

Retirement sales increased 88 percent year-over-year to $1.6 billion. Retirement sales reflect the ongoing shift to lower risk products. Variable annuity sales without living benefit guarantees represented 66 percent of variable annuity sales in the quarter. This shift is improving the risk profile of our inforce block, with account values with living benefit riders down over 2 percentage points year-over-year to 62 percent. Annuity net amount at risk as a percent of account values was de minimis at 0.3 percent for living benefits and 0.1 percent for death benefits.

Sales of protection products nearly doubled from a year ago with a product mix shift that is consistent with our focused approach. Sales of higher-margin accumulation VUL products increased substantially while sales shifted away from indexed UL products as expected given pricing changes that reflect the low interest rate environment.

(1) Retirement & Protection Solutions segment includes Retirement Solutions (Variable Annuities and Payout Annuities) and Protection Solutions (Life and Disability Insurance). Fixed Annuities moved to the Corporate & Other segment in Q3 2020 as a closed block. Prior periods have been restated.

Ameriprise Financial, Inc.
Corporate & Other Segment (1) Adjusted Operating Results
	Quarter Ended June 30,		% Over/ (Under)
(in millions, unaudited)	2021	2020
Corporate & Other, excluding Closed Blocks	$(74)	$(77)	4%
Closed Blocks (2)	(3)	20	NM
Pretax adjusted operating earnings	$(77)	$(57)	(35)%

Long Term Care	$3	$17	(82)%
Fixed Annuities	(6)	3	NM
Closed Blocks pretax adjusted operating earnings	$(3)	$20	NM

(1) Fixed Annuities was moved into the Corporate & Other segment as a closed block. Prior periods have been restated.
(2) Long Term Care and Fixed Annuities.
NM Not Meaningful - variance equal to or greater than 100%

Total Corporate & Other pretax adjusted operating loss was $77 million.

Corporate & Other, excluding Closed Blocks, pretax adjusted operating loss was $74 million. Results in the quarter included $7 million of affordable housing impairments.

Long Term Care pretax adjusted operating earnings were $3 million, down from last year as mortality and terminations activity returned to pre-COVID levels in the quarter.

Fixed Annuities pretax adjusted operating loss was $6 million from narrowed spreads from low interest rates.

Taxes
The operating effective tax rate was 18.2 percent for the second quarter. The full year operating effective tax rate is expected to be approximately 17 percent.

Contacts

Investor Relations: Media Relations:

Alicia A. Charity Paul W. Johnson
Ameriprise Financial Ameriprise Financial
(612) 671-2080 (612) 671-0625
alicia.a.charity@ampf.com paul.w.johnson@ampf.com

Stephanie M. Rabe
Ameriprise Financial
(612) 671-4085
stephanie.m.rabe@ampf.com

About Ameriprise Financial

At Ameriprise Financial, we have been helping people feel confident about their financial future for more than 125 years. With extensive advisory, asset management and insurance capabilities and a nationwide network of over 10,000 financial advisors, we have the strength and expertise to serve the full range of individual and institutional investors' financial needs. For more information, or to find an Ameriprise financial advisor, visit ameriprise.com.

Ameriprise Financial Services, LLC offers financial planning services, investments, insurance and annuity products. Columbia Funds are distributed by Columbia Management Investment Distributors, Inc., member FINRA and managed by Columbia Management Investment Advisers, LLC. Threadneedle International Limited is an SEC- and FCA-registered investment adviser affiliate of Columbia Management Investment Advisers, LLC based in the U.K. RiverSource insurance and annuity products are issued by RiverSource Life Insurance Company, and in New York only by RiverSource Life Insurance Co. of New York, Albany, New York. Only RiverSource Life Insurance Co. of New York is authorized to sell insurance and annuity products in the state of New York. These companies are all part of Ameriprise Financial, Inc. CA License #0684538. RiverSource Distributors, Inc. (Distributor), Member FINRA.

Non-GAAP Financial Measures

The company believes the presentation of adjusted operating earnings and other non-GAAP financial measures, and the corresponding ratios, best represents the underlying performance of our core operations and facilitates a more meaningful trend analysis without the distortion of various adjustment items. Management uses non-GAAP financial measures to evaluate our financial performance on a basis comparable to that used by some securities analysts and investors and to provide a valuable perspective for investors. These non-GAAP financial measures are taken into consideration, to varying degrees, for purposes of business planning and analysis and for certain compensation-related matters. Non-GAAP financial measures are intended to supplement investors’ understanding of our performance and should not be considered alternatives for financial measures presented in accordance with GAAP. These measures are discussed in more detail below and may not be comparable to other companies’ similarly titled non-GAAP financial measures. Non-GAAP financial measure reconciliations can be found on the subsequent pages.

Forward-Looking Statements

This news release contains forward-looking statements that reflect management’s plans, estimates and beliefs. Actual results could differ materially from those described in these forward-looking statements. Examples of such forward-looking statements include:
•statements of the company’s plans, intentions, positioning, expectations, objectives or goals, including those relating to asset flows, mass affluent and affluent client acquisition strategy, client retention and growth of our client base, financial advisor productivity, retention, recruiting and enrollments, the introduction, cessation, terms or pricing of new or existing products and services, acquisition integration, general and administrative costs, consolidated tax rate, return of capital to shareholders, and excess capital position and financial flexibility to capture additional growth opportunities;
•statements about the expected trend in the shift of the retirement product sales business to lower risk products over time, such as products without living benefit guarantees;
•statements about the announced acquisition of BMO’s European-based asset management business, including the expected timing to close the transaction and the expected AUM of the acquired business;

•statements about the announced reinsurance transaction, including the occurrence of any event, change or circumstance that could give rise to changes in the amount of freed up capital (including that a regulator may prohibit, delay or refuse to grant approval for the consummation of the remaining part of the proposed transaction that reduces the expected capital release);
•other statements about future economic performance, the performance of equity markets and interest rate variations and the economic performance of the United States and of global markets; and
•statements estimating the expected full year operating effective tax rate;
•statements of assumptions underlying such statements.

The words “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “forecast,” “on track,” “project,” ”continue,” “able to remain”, “resume,” “deliver,” “develop,” “evolve,” “drive,” ”enable,” “flexibility,” “scenario, “case,” “appear,” “expands” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Management cautions readers to carefully consider the risks described in the “Risk Factors” discussion under Part 1, Item 1A of and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2020 available at ir.ameriprise.com. Management undertakes no obligation to update publicly or revise any forward-looking statements.

The financial results discussed in this news release represent past performance only, which may not be used to predict or project future results. The financial results and values presented in this news release are based upon asset valuations that represent estimates as of the date of this news release and may be revised in the company’s Form 10-Q for the quarter ended June 30, 2021.

Ameriprise Financial announces financial and other information to investors through the company’s investor relations website at ir.ameriprise.com, as well as SEC filings, press releases, public conference calls and webcasts. Investors and others interested in the company are encouraged to visit the investor relations website from time to time, as information is updated and new information is posted. The website also allows users to sign up for automatic notifications in the event new materials are posted. The information found on the website is not incorporated by reference into this release or in any other report or document the company furnishes or files with the SEC.

Ameriprise Financial, Inc.
Consolidated GAAP Results
(in millions, except per share amounts, unaudited)	2 Qtr 2021	2 Qtr 2020	% Over/ (Under)	1 Qtr 2021	% Over/ (Under)
Revenues
Management and financial advice fees	$2,251	$1,702	32%	$2,102	7%
Distribution fees	452	375	21%	458	(1)%
Net investment income	278	305	(9)%	377	(26)%
Premiums, policy and contract charges	364	272	34%	347	5%
Other revenues	75	76	(1)%	71	6%
Total revenues	3,420	2,730	25%	3,355	2%
Banking and deposit interest expense	2	18	89%	5	60%
Total net revenues	3,418	2,712	26%	3,350	2%
Expenses
Distribution expenses	1,233	940	(31)%	1,175	(5)%
Interest credited to fixed accounts	124	262	53%	159	22%
Benefits, claims, losses and settlement expenses	404	1,467	72%	653	38%
Amortization of deferred acquisition costs	63	(248)	NM	5	NM
Interest and debt expense	43	41	(5)%	42	(2)%
General and administrative expense	830	776	(7)%	823	(1)%
Total expenses	2,697	3,238	17%	2,857	6%
Pretax income	721	(526)	NM	493	46%
Income tax provision	130	13	NM	56	NM
Net income	$591	$(539)	NM	$437	35%

Earnings per share
Basic earnings per share	$4.99	$(4.31)		$3.65
Earnings per diluted share	$4.88	$(4.31)		$3.58

Weighted average common shares outstanding
Basic	118.4	125.0		119.8
Diluted	121.2	126.2		122.2

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Consolidated Highlights and Capital Summary
(in millions unless otherwise noted, unaudited)	2 Qtr 2021	2 Qtr 2020	% Over/ (Under)	1 Qtr 2021	% Over/ (Under)

Assets Under Management and Administration
Advice & Wealth Management AUM	$426,500	$314,820	35%	$396,533	8%
Asset Management AUM	593,366	476,121	25%	564,131	5%
Corporate AUM	100	71	41%	97	3%
Eliminations	(42,025)	(31,928)	(32)%	(39,655)	(6)%
Total Assets Under Management	977,941	759,084	29%	921,106	6%
Total Assets Under Administration	233,334	187,696	24%	222,887	5%
Total AUM and AUA	$1,211,275	$946,780	28%	$1,143,993	6%

S&P 500
Daily average	4,182	2,927	43%	3,861	8%
Period end	4,298	3,100	39%	3,973	8%

Weighted Equity Index (WEI) (1)
Daily average	2,858	1,975	45%	2,662	7%
Period end	2,921	2,099	39%	2,725	7%

Common shares
Beginning balance	116.0	122.3	(5)%	116.8	(1)%
Repurchases	(1.7)	(1.7)	-	(1.7)	-
Issuances	0.2	—	-	1.8	(89)%
Other	(0.2)	—	-	(0.9)	78%
Total common shares outstanding	114.3	120.6	(5)%	116.0	(1)%
Restricted stock units	3.1	3.2	(3)%	3.0	3%
Total basic common shares outstanding	117.4	123.8	(5)%	119.0	(1)%
Total potentially dilutive shares	2.7	1.8	50%	2.5	8%
Total diluted shares	120.1	125.6	(4)%	121.5	(1)%

Capital Returned to Shareholders
Dividends paid	$135	$131	3%	$128	5%
Common stock share repurchases	450	251	79%	363	24%
Total Capital Returned to Shareholders	$585	$382	53%	$491	19%

(1) Weighted Equity Index is an Ameriprise calculated proxy for equity market movements calculated using a weighted average of the S&P 500, Russell 2000, Russell Midcap and MSCI EAFE indices based on North America distributed equity assets.

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results
(in millions, unaudited)	2 Qtr 2021	2 Qtr 2020	% Over/ (Under)	1 Qtr 2021	% Over/ (Under)

Revenues
Management and financial advice fees:
Advisory fees	$1,113	$797	40%	$1,028	8%
Financial planning fees	93	86	8%	88	6%
Transaction and other fees	93	86	8%	89	4%
Total management and financial advice fees	1,299	969	34%	1,205	8%
Distribution fees:
Mutual funds	212	170	25%	207	2%
Insurance and annuity	252	196	29%	240	5%
Other products	98	87	13%	112	(13)%
Total distribution fees	562	453	24%	559	1%
Net investment income	63	77	(18)%	64	(2)%
Other revenues	58	56	4%	56	4%
Total revenues	1,982	1,555	27%	1,884	5%
Banking and deposit interest expense	2	18	89%	5	60%
Adjusted operating total net revenues	1,980	1,537	29%	1,879	5%

Expenses
Distribution expenses	1,194	913	(31)%	1,135	(5)%
Interest and debt expense	2	3	33%	3	33%
General and administrative expense	361	350	(3)%	352	(3)%
Adjusted operating expenses	1,557	1,266	(23)%	1,490	(4)%
Pretax adjusted operating earnings	$423	$271	56%	$389	9%

Pretax adjusted operating margin	21.4%	17.6%		20.7%

Pretax adjusted operating earnings by product
Certificates and Banking - Combined	$18	$18	-	$19	(5)%
Wealth Management & Distribution	405	253	60%	370	9%
Pretax adjusted operating earnings	$423	$271	56%	$389	9%

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Operating Metrics
(in millions unless otherwise noted, unaudited)	2 Qtr 2021	2 Qtr 2020	% Over/ (Under)	1 Qtr 2021	% Over/ (Under)

AWM Total Client Assets	$807,335	$630,202	28%	$761,566	6%

Total Client Flows (1)	$9,530	$6,182	54%	$9,305	2%

Total Wrap Accounts
Beginning assets	$399,817	$275,505	45%	$380,013	5%
Net flows (2)	10,024	5,623	78%	10,413	(4)%
Market appreciation (depreciation) and other (2)	20,162	36,487	(45)%	9,391	NM
Total wrap ending assets	$430,003	$317,615	35%	$399,817	8%

Advisory wrap account assets ending balance (3)	$425,200	$313,898	35%	$395,299	8%

Brokerage Cash & Certificates Balances
On-balance sheet (Net Investment Income)
On-balance sheet - broker dealer	$3,383	$3,332	2%	$3,385	-
On-balance sheet - bank	8,671	5,298	64%	7,985	9%
On-balance sheet - certificate	5,749	7,451	(23)%	6,258	(8)%
Total on-balance sheet	$17,803	$16,081	11%	$17,628	1%
Off-balance sheet (Distribution Fees)
Off-balance sheet - broker dealer	$21,391	$22,498	(5)%	$22,733	(6)%
Total brokerage cash & certificates balances	$39,194	$38,579	2%	$40,361	(3)%

Gross Fee Yield
On-balance sheet - broker dealer	0.05%	0.10%		0.10%
On-balance sheet - bank	1.32%	1.65%		1.37%
On-balance sheet - certificates	1.13%	1.83%		1.22%
Off-balance sheet - broker dealer	0.27%	0.27%		0.28%

Weighted Average Gross Fee Yield	0.63%	0.79%		0.65%

Financial Advisors
Employee advisors	2,104	2,116	(1)%	2,107	-
Franchisee advisors	7,943	7,778	2%	7,924	-
Total financial advisors	10,047	9,894	2%	10,031	-

Advisor Retention
Employee	91.4%	90.9%		92.0%
Franchisee	94.1%	93.4%		94.4%

(1) Total client flows represent inflows of client cash and securities less client outfows. Inflows include dividends and interest; outflows include fees. Excludes short-term and long-term capital gain distributions.

(2) Beginning in Q1 2021, wrap net flows is calculated including dividends and interest less fees, which were previously recorded in market appreciation (depreciation) and other. Net flows excludes short-term and long-term capital gain distributions. Prior periods have been restated.

(3) Advisory wrap account assets represent those assets for which clients receive advisory services and are the primary driver of revenue earned on wrap accounts. Clients may hold non-advisory investments in their wrap accounts that do not incur an advisory fee.

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results
(in millions, unaudited)	2 Qtr 2021	2 Qtr 2020	% Over/ (Under)	1 Qtr 2021	% Over/ (Under)

Revenues
Management and financial advice fees:
Asset management fees:
Retail	$567	$417	36%	$531	7%
Institutional	131	101	30%	123	7%
Transaction and other fees	56	45	24%	52	8%
Revenue from other sources (1)	4	7	(43)%	7	(43)%
Total management and financial advice fees	758	570	33%	713	6%
Distribution fees:
Mutual funds	69	55	25%	67	3%
Insurance and annuity	49	41	20%	47	4%
Total distribution fees	118	96	23%	114	4%
Net investment income	2	1	NM	1	NM
Other revenues	1	1	-	—	-
Total revenues	879	668	32%	828	6%
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	879	668	32%	828	6%

Expenses
Distribution expenses	282	220	(28)%	268	(5)%
Amortization of deferred acquisition costs	3	3	-	3	-
Interest and debt expense	1	1	-	1	-
General and administrative expense	340	303	(12)%	328	(4)%
Adjusted operating expenses	626	527	(19)%	600	(4)%
Pretax adjusted operating earnings	$253	$141	79%	$228	11%

Net Pretax Adjusted Operating Margin Reconciliation
Adjusted operating total net revenues	$879	$668	32%	$828	6%
Distribution pass thru revenues	(225)	(177)	(27)%	(217)	(4)%
Subadvisory and other pass thru revenues	(94)	(76)	(24)%	(87)	(8)%
Net adjusted operating revenues	$560	$415	35%	$524	7%

Pretax adjusted operating earnings	$253	$141	79%	$228	11%
Adjusted operating net investment income	(2)	(1)	NM	(1)	NM
Amortization of intangibles	3	3	-	3	-
Net adjusted operating earnings	$254	$143	78%	$230	10%

Pretax adjusted operating margin	28.8%	21.1%		27.5%
Net pretax adjusted operating margin (2)	45.4%	34.5%		43.9%

Performance fees (3)
Performance fees	$3	$1	NM	$1	NM
Performance fee related to general and administrative expense	—	—	-	—	-
Net performance fees	$3	$1	NM	$1	NM

(1) Includes revenue from separate accounts that qualify as investment contracts under insurance accounting standards.
(2) Calculated as net adjusted operating earnings as a percentage of net adjusted operating revenues.
(3) Performance fees do not include CLO incentive fees.
NM Not Meaningful - variance equal to or greater than 100%.

Ameriprise Financial, Inc.
Asset Management Segment Operating Metrics
(in millions, unaudited)	2 Qtr 2021	2 Qtr 2020	% Over/ (Under)	1 Qtr 2021	% Over/ (Under)

Total Managed Assets by Type
Equity	$339,032	$251,362	35%	$319,446	6%
Fixed income	203,101	183,061	11%	195,020	4%
Money market	5,484	4,997	10%	5,766	(5)%
Alternative	3,839	3,148	22%	3,841	-
Hybrid and other	41,910	33,553	25%	40,058	5%
Total managed assets by type	$593,366	$476,121	25%	$564,131	5%

Average Managed Assets by Type (1)
Equity	$330,801	$235,797	40%	$308,816	7%
Fixed income	200,246	178,986	12%	195,823	2%
Money market	5,823	5,121	14%	5,921	(2)%
Alternative	3,812	2,956	29%	3,775	1%
Hybrid and other	41,148	33,457	23%	39,212	5%
Total average managed assets by type	$581,830	$456,317	28%	$553,547	5%

Managed Assets Rollforward
Global Retail Funds
Beginning assets	$340,270	$239,038	42%	$323,483	5%
Inflows	19,371	15,925	22%	22,549	(14)%
Outflows	(17,075)	(14,231)	(20)%	(17,637)	3%
Net VP/VIT fund flows	(967)	(625)	(55)%	(1,019)	5%
Net new flows	1,329	1,069	24%	3,893	(66)%
Reinvested dividends	2,874	1,983	45%	717	NM
Net flows	4,203	3,052	38%	4,610	(9)%
Distributions	(3,375)	(2,266)	(49)%	(858)	NM
Market appreciation (depreciation) and other	18,113	34,278	(47)%	13,187	37%
Foreign currency translation (2)	265	34	NM	(152)	NM
Total ending assets	359,476	274,136	31%	340,270	6%
% of total retail assets sub-advised	15.9%	19.2%		16.4%

Global Institutional
Beginning assets	223,861	187,125	20%	223,130	-
Inflows (3)	9,320	6,437	45%	7,741	20%
Outflows (3)	(6,853)	(6,892)	1%	(7,462)	8%
Net flows	2,467	(455)	NM	279	NM
Market appreciation (depreciation) and other (4)	7,125	15,745	(55)%	176	NM
Foreign currency translation (2)	437	(430)	NM	276	58%
Total ending assets	233,890	201,985	16%	223,861	4%

Total managed assets	$593,366	$476,121	25%	$564,131	5%

Total net flows	$6,670	$2,597	NM	$4,889	36%

Legacy insurance partners flows	$(1,353)	$(1,270)	(7)%	$(1,262)	(7)%

Total Assets Under Advisement (5)	$18,036	$10,454	73%	$16,036	12%
Model delivery AUA flows (6)	$912	$315	NM	$294	NM

(1) Average ending balances are calculated using the average of the prior period’s ending balance and all months in the current period.
(2) Amounts represent local currency to US dollar translation for reporting purposes.
(3) Global Institutional inflows and outflows include net flows from our RiverSource Structured Annuity product beginning in Q1 2020 and Ameriprise Bank, FSB beginning in Q1 2021.
(4) Included in Market appreciation (depreciation) and other for Global Institutional is the change in affiliated general account balance excluding net flows related to our Structured Annuity product beginning in Q1 2020 and Ameriprise Bank, FSB beginning in Q1 2021.

(5) Assets are presented on a one-quarter lag.
(6) Estimated flows based on the period to period change in assets less calculated performance based on strategy returns on a one-quarter lag.
NM Not Meaningful - variance equal to or greater than 100%.

Ameriprise Financial, Inc.
Asset Management Segment Performance Metrics
	2 Qtr 2021

Retail Fund Rankings in Top 2 Quartiles or Above Index Benchmark - Asset Weighted	1 year	3 year	5 year	10 year
Equity	61%	87%	87%	88%
Fixed Income	87%	73%	91%	90%
Asset Allocation	39%	88%	95%	89%

4- or 5-star Morningstar rated funds	Overall	3 year	5 year	10 year
Number of Rated Funds	110	100	98	88
Percent of Rated Assets	71%	64%	63%	73%

Retail Fund performance rankings for each fund is measured on a consistent basis against the most appropriate peer group or index. Peer Groupings are defined by either Lipper, IA, or Morningstar and based primarily on the Institutional Share Class, Net of Fees. Comparisons to Index are measured Gross of Fees.

To calculate asset weighted performance, the sum of the total assets of the funds with above median ranking are divided by total assets of all funds. Funds with more assets will receive a greater share of the total percentage above or below median.

Aggregated Asset Allocation Funds may include funds that invest in other Columbia or Threadneedle branded mutual funds included in both equity and fixed income.

Morningstar as of 06/30/21. Columbia funds are available for purchase by U.S. customers. Out of 90 Columbia funds (Inst. shares) rated, 18 received a 5-star Overall Rating and 37 received a 4-star Overall Rating. Out of 94 Threadneedle funds (highest rated share class) rated, 20 received a 5-star Overall Rating and 35 received a 4-star Overall Rating. The Overall Morningstar Rating is derived from a weighted average of the performance figures associated with its 3-, 5- and 10-year (if applicable) Morningstar Rating metrics. Not all funds are available in all jurisdictions, to all investors or through all firms.

© 2021 Morningstar. All rights reserved. The Morningstar information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information.

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment (1) Adjusted Operating Results
(in millions, unaudited)	2 Qtr 2021	2 Qtr 2020	% Over/ (Under)	1 Qtr 2021	% Over/ (Under)

Revenues
Management and financial advice fees	$234	$200	17%	$222	5%
Distribution fees	122	106	15%	116	5%
Net investment income	127	129	(2)%	126	1%
Premiums, policy and contract charges	325	320	2%	323	1%
Other revenues	—	—	-	—	-
Total revenues	808	755	7%	787	3%
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	808	755	7%	787	3%

Expenses
Distribution expenses	134	111	(21)%	129	(4)%
Interest credited to fixed accounts	98	97	(1)%	96	(2)%
Benefits, claims, losses and settlement expenses	241	212	(14)%	234	(3)%
Amortization of deferred acquisition costs	70	30	NM	63	(11)%
Interest and debt expense	9	11	18%	10	10%
General and administrative expense	74	72	(3)%	72	(3)%
Adjusted operating expenses	626	533	(17)%	604	(4)%
Pretax adjusted operating earnings	$182	$222	(18)%	$183	(1)%

(1) Retirement & Protection Solutions segment includes Retirement Solutions (Variable Annuities and Payout Annuities) and Protection Solutions (Life and Disability Insurance). Fixed Annuities moved to the Corporate & Other segment in Q3 2020 as a closed block. Prior periods have been restated.

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Operating Metrics
(in millions, unaudited)	2 Qtr 2021	2 Qtr 2020	% Over/ (Under)	1 Qtr 2021	% Over/ (Under)

Variable Annuities Rollforwards
Beginning balance	$86,964	$69,959	24%	$85,774	1%
Deposit	1,597	850	88%	1,428	12%
Withdrawals and terminations	(1,946)	(1,320)	(47)%	(1,984)	2%
Net flows	(349)	(470)	26%	(556)	37%
Investment performance and interest credited	3,879	7,992	(51)%	1,746	NM
Other	—	—	-	—	-
Total ending balance - contract accumulation values	$90,494	$77,481	17%	$86,964	4%

Variable annuities fixed sub-accounts	$5,052	$5,103	(1)%	$5,075	-

Payout Annuities Reserve Balance	$1,870	$2,008	(7)%	$1,908	(2)%

Life Insurance In Force	$196,794	$194,980	1%	$196,164	-

Net Amount at Risk (Life)	$37,465	$38,950	(4)%	$37,636	-

Net Policyholder Reserves
VUL/UL	$14,593	$12,387	18%	$14,106	3%
Term and whole life	171	178	(4)%	172	(1)%
Disability insurance	494	505	(2)%	503	(2)%
Other insurance	629	661	(5)%	637	(1)%
Total net policyholder reserves	$15,887	$13,731	16%	$15,418	3%

DAC Ending Balances
Variable Annuities DAC	$1,799	$1,614	11%	$1,792	-
Life and Health DAC	$799	$836	(4)%	$839	(5)%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	2 Qtr 2021	2 Qtr 2020	% Over/ (Under)	1 Qtr 2021	% Over/ (Under)

Corporate Excluding Long Term Care and Fixed Annuities Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	-	$—	-
Distribution fees	—	—	-	—	-
Net investment income	(20)	(22)	9%	(1)	NM
Premiums, policy and contract charges	1	—	-	—	-
Other revenues	3	4	(25)%	1	NM
Total revenues	(16)	(18)	11%	—	-
Banking and deposit interest expense	1	1	-	—	-
Adjusted operating total net revenues	(17)	(19)	11%	—	-

Expenses
Distribution expenses	—	—	-	—	-
Interest credited to fixed accounts	—	—	-	—	-
Benefits, claims, losses and settlement expenses	—	—	-	—	-
Amortization of deferred acquisition costs	—	—	-	—	-
Interest and debt expense	9	9	-	7	(29)%
General and administrative expense	48	49	2%	56	14%
Adjusted operating expenses	57	58	2%	63	10%
Pretax adjusted operating earnings (loss)	$(74)	$(77)	4%	$(63)	(17)%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	2 Qtr 2021	2 Qtr 2020	% Over/ (Under)	1 Qtr 2021	% Over/ (Under)

Long Term Care Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	-	$—	-
Distribution fees	—	—	-	—	-
Net investment income	38	40	(5)%	38	-
Premiums, policy and contract charges	24	25	(4)%	24	-
Other revenues	—	—	-	—	-
Total revenues	62	65	(5)%	62	-
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	62	65	(5)%	62	-

Expenses
Distribution expenses	(3)	(3)	-	(3)	-
Interest credited to fixed accounts	—	—	-	—	-
Benefits, claims, losses and settlement expenses	52	42	(24)%	11	NM
Amortization of deferred acquisition costs	—	—	-	—	-
Interest and debt expense	2	2	-	3	33%
General and administrative expense	8	7	(14)%	5	(60)%
Adjusted operating expenses	59	48	(23)%	16	NM
Pretax adjusted operating earnings (loss)	$3	$17	(82)%	$46	(93)%

Long Term Care Policyholder Reserves, net of reinsurance (1)
Active Life Reserves	$2,514	$2,249	12%	$2,431	3%
Disabled Life Reserves	548	569	(4)%	540	1%
Total long term care policyholder reserves, net of reinsurance	$3,062	$2,818	9%	$2,971	3%

(1) SFAS 115 requires GAAP reserves to include all unrealized gains on available for sale securities in the portfolio to be reported as if they were realized on the last day of the accounting period with all financial impacts flowing through other comprehensive income.

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment (1) Adjusted Operating Results and Metrics
(in millions, unaudited)	2 Qtr 2021	2 Qtr 2020	% Over/ (Under)	1 Qtr 2021	% Over/ (Under)

Fixed Annuities Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	-	$—	-
Distribution fees	—	—	-	—	-
Net investment income	61	70	(13)%	63	(3)%
Premiums, policy and contract charges	—	—	-	—	-
Other revenues	13	15	(13)%	14	(7)%
Total revenues	74	85	(13)%	77	(4)%
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	74	85	(13)%	77	(4)%

Expenses
Distribution expenses	1	1	-	1	-
Interest credited to fixed accounts	62	64	3%	61	(2)%
Benefits, claims, losses and settlement expenses	2	—	-	2	-
Amortization of deferred acquisition costs	2	3	33%	4	50%
Interest and debt expense	6	5	(20)%	5	(20)%
General and administrative expense	7	9	22%	8	13%
Adjusted operating expenses	80	82	2%	81	1%
Pretax adjusted operating earnings (loss)	$(6)	$3	NM	$(4)	(50)%

Fixed Deferred Annuities - ending balance - contract accumulation values	$7,771	$8,116	(4)%	$7,850	(1)%

Tax Equivalent Spread - Fixed Deferred Annuities (2)
Gross rate of return of invested assets	2.8%	3.6%		3.1%
Crediting rate excluding capitalized interest	(3.3)%	(3.3)%		(3.3)%
Tax equivalent margin spread	(0.5)%	0.3%		(0.2)%

Fixed Deferred Annuities DAC Ending Balance	$46	$44	5%	$48	(4)%

(1) Fixed annuities was moved into the Corporate & Other segment as a closed block. Prior periods have been restated.
(2) Attributable to interest sensitive products only, which has been approximately 99% of the total ending fixed deferred annuities accumulation values in the periods reported. The asset earnings rate is a calculated yield based on specifically assigned assets.

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Eliminations (1) Adjusted Operating Results
(in millions, unaudited)	2 Qtr 2021	2 Qtr 2020	% Over/ (Under)	1 Qtr 2021	% Over/ (Under)

Revenues
Management and financial advice fees	$(38)	$(35)	(9)%	$(36)	(6)%
Distribution fees	(350)	(280)	(25)%	(331)	(6)%
Net investment income	(5)	(4)	(25)%	(4)	(25)%
Premiums, policy and contract charges	(7)	(8)	13%	(8)	13%
Other revenues	—	—	-	—	-
Total revenues	(400)	(327)	(22)%	(379)	(6)%
Banking and deposit interest expense	(1)	(1)	-	—	-
Adjusted operating total net revenues	(399)	(326)	(22)%	(379)	(5)%

Expenses
Distribution expenses	(375)	(302)	24%	(355)	6%
Interest credited to fixed accounts	—	—	-	—	-
Benefits, claims, losses and settlement expenses	(5)	(3)	67%	(4)	25%
Amortization of deferred acquisition costs	—	—	-	—	-
Interest and debt expense	(3)	(5)	(40)%	(3)	-
General and administrative expense	(16)	(16)	-	(17)	(6)%
Adjusted operating expenses	(399)	(326)	22%	(379)	5%
Pretax adjusted operating earnings (loss)	$—	$—	-	$—	-

(1) The majority of the amounts represent the impact of inter-segment transfer pricing for both revenues and expenses.

Ameriprise Financial, Inc.
Capital Information
(in millions, unaudited)	June 30, 2021	June 30, 2020	March 31, 2021

Long-term Debt Summary
Senior notes	$2,800	$2,800	$2,800
Finance lease liabilities	44	51	46
Fair value of hedges, unamortized discount and debt issuance costs	(11)	(16)	(12)
Total Ameriprise Financial long-term debt	2,833	2,835	2,834
Non-recourse debt of consolidated investment entities	2,558	1,489	2,671
Total long-term debt	$5,391	$4,324	$5,505

Total Ameriprise Financial long-term debt	$2,833	$2,835	$2,834
Fair value of hedges, unamortized discount and debt issuance costs	11	16	12
Finance lease liabilities	(44)	(51)	(46)
Total Ameriprise Financial long-term debt excluding fair value of hedges, unamortized discount, debt issuance costs and finance lease liabilities	$2,800	$2,800	$2,800

Total equity (1)	$5,686	$6,500	$5,502
Equity of consolidated investment entities	(6)	(5)	(1)
Total equity excluding CIEs	$5,680	$6,495	$5,501

Total Ameriprise Financial capital	$8,519	$9,335	$8,336
Total Ameriprise Financial capital excluding fair value of hedges, unamortized discount, debt issuance costs, finance lease liabilities and equity of CIEs	$8,480	$9,295	$8,301

Debt to capital
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital	33.3%	30.4%	34.0%
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital excluding fair value of hedges, unamortized discount, best issuance costs, finance lease liabilities and equity of CIEs (1)	33.0%	30.1%	33.7%

(1) Includes accumulated other comprehensive income, net of tax.

Ameriprise Financial, Inc.
Consolidated Balance Sheets
(in millions, unaudited)	June 30, 2021	December 31, 2020

Assets
Cash and cash equivalents	$7,121	$6,751
Cash of consolidated investment entities	95	94
Investments	40,745	41,031
Investments of consolidated investment entities	2,611	1,918
Separate account assets	96,854	92,611
Receivables	8,030	7,819
Receivables of consolidated investment entities	48	16
Deferred acquisition costs	2,650	2,532
Restricted and segregated cash and investments	2,382	2,558
Other assets	11,165	10,551
Other assets of consolidated investment entities	2	2
Total Assets	$171,703	$165,883

Liabilities
Policyholder account balances, future policy benefits and claims	$34,222	$33,992
Separate account liabilities	96,854	92,611
Customer deposits	17,796	17,641
Short-term borrowings	200	200
Long-term debt	2,833	2,831
Debt of consolidated investment entities	2,558	1,913
Accounts payable and accrued expenses	2,034	1,998
Other liabilities	9,381	8,761
Other liabilities of consolidated investment entities	139	69
Total Liabilities	166,017	160,016

Equity
Ameriprise Financial
Common shares ($.01 par)	3	3
Additional paid-in capital	9,049	8,822
Retained earnings	16,057	15,292
Treasury stock	(19,883)	(18,879)
Accumulated other comprehensive income, net of tax	460	629
Total Equity	5,686	5,867
Total Liabilities and Equity	$171,703	$165,883

Ameriprise Financial, Inc.
Disclosed Items - Included in Adjusted Operating Earnings
(in millions, unaudited)	2 Qtr 2021

Corporate
Affordable Housing Investment Adjustment (1)
Revenues
Management and financial advice fees	$—
Distribution fees	—
Net investment income	(7)
Premiums, policy and contract charges	—
Other revenues	—
Total revenues	(7)
Banking and deposit interest expense	—
Adjusted operating total net revenues	(7)

Expenses
Distribution expenses	—
Interest credited to fixed accounts	—
Benefits, claims, losses and settlement expenses	—
Amortization of deferred acquisition costs	—
Interest and debt expense	—
General and administrative expense	—
Adjusted operating expenses	—
Pretax adjusted operating earnings (loss)	$(7)

(1) Adjustment for an affordable housing investment to align it with the remaining tax benefit cash flows

Ameriprise Financial, Inc.
Reconciliation Table: Earnings
	Quarter Ended June 30,		Per Diluted Share Quarter Ended June 30,			% Over/ (Under)
(in millions, except per share amounts, unaudited)	2021	2020	2021	2020
Net income	$591	$(539)	$4.88	$(4.31)	(3)	NM
Add: Basic to diluted share conversion	—	—	—	0.04	(4)
Less: Net realized investment gains (losses) (1)	11	(2)	0.09	(0.02)
Add: Market impact on non-traditional long-duration products (1)	87	1,113	0.71	8.82
Add: Mean reversion-related impacts (1)	(42)	(14)	(0.35)	(0.12)
Add: Market impact of hedges on investments (1)	17	—	0.14	—
Add: Integration/restructuring charges (1)	7	2	0.06	0.02
Less: Net income (loss) attributable to consolidated investment entities	(2)	—	(0.02)	—
Add: Tax effect of adjustments (2)	(12)	(231)	(0.10)	(1.83)
Adjusted operating earnings	$639	$333	$5.27	$2.64		100%
Less: NOL tax impacts	—	(144)	—	(1.14)
Adjusted operating earnings excluding NOL tax impacts	$639	$477	$5.27	$3.78		39%

Weighted average common shares outstanding:
Basic	118.4	125.0
Diluted	121.2	126.2

(1) Pretax adjusted operating adjustment.
(2) Calculated using the statutory tax rate of 21%.
(3) Diluted shares used in this calculation represent basic shares due to the net loss. Using actual diluted shares would result in antidilution.
(4) Represents the difference of the per share amount for net loss using basic shares compared to the per share amount for net loss using diluted shares.

Ameriprise Financial, Inc.
Reconciliation Table: Earnings
	Year-to-date June 30,		Per Diluted Share Year-to-date June 30,		% Over/ (Under)
(in millions, except per share amounts, unaudited)	2021	2020	2021	2020
Net income	$1,028	$1,497	$8.45	$11.77	(28)%
Add: Basic to diluted share conversion	—	—	—	—
Less: Net realized investment gains (losses) (1)	66	(22)	0.54	(0.17)
Add: Market impact on non-traditional long-duration products (1)	483	(670)	3.97	(5.27)
Add: Mean reversion-related impacts (1)	(98)	47	(0.81)	0.37
Add: Market impact of hedges on investments (1)	17	—	0.14	—
Add: Integration/restructuring charges (1)	7	3	0.06	0.02
Less: Net income (loss) attributable to consolidated investment entities	(3)	(2)	(0.02)	(0.02)
Add: Tax effect of adjustments (2)	(72)	126	(0.59)	0.99
Adjusted operating earnings	$1,302	$1,027	$10.70	$8.07	33%
Less: NOL tax impacts	—	—	—	—
Adjusted operating earnings excluding NOL tax impacts	$1,302	$1,027	$10.70	$8.07	33%

Weighted average common shares outstanding:
Basic	119.1	125.7
Diluted	121.7	127.2

(1) Pretax adjusted operating adjustment.
(2) Calculated using the statutory tax rate of 21%.

Ameriprise Financial, Inc.
Reconciliation Table: Pretax Adjusted Operating Earnings and Pretax Adjusted Operating Margin
	Quarter Ended June 30,
(in millions, unaudited)	2021	2020
Total net revenues	$3,418	$2,712
Less: Net realized investment gains (losses)	10	(3)
Less: Market impact on non-traditional long-duration products	21	(66)
Less: Mean Reversion related impacts	1	1
Less: Market impact of hedges on investments	(17)	—
Less: Integration/restructuring charges	—	—
Less: CIEs revenue	16	15
Adjusted operating total net revenues	$3,387	$2,765

Total expenses	$2,697	$3,238
Less: CIEs expenses	18	15
Less: Integration/restructuring charges	7	2
Less: Market impact on non-traditional long-duration products	108	1,047
Less: Mean reversion-related impacts	(41)	(13)
Less: DAC/DSIC offset to net realized investment gains (losses)	(1)	(1)
Adjusted operating expenses	$2,606	$2,188

Pretax income	$721	$(526)
Pretax adjusted operating earnings	$781	$577

Pretax income margin	21.1%	(19.4)%
Pretax adjusted operating margin	23.1%	20.9%

Ameriprise Financial, Inc.
Reconciliation Table: General and Administrative Expense
	Quarter Ended June 30,		% Over/ (Under)
(in millions, unaudited)	2021	2020
General and administrative expense	$830	$776	(7)%
Less: CIEs expenses	1	—
Less: Integration/restructuring charges	7	2
Adjusted operating general and administrative expense	$822	$774	(6)%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Quarter Ended June 30, 2020
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$(526)	$577
Income tax provision	$13	$244

Effective tax rate	(2.4)%	42.3%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Quarter Ended June 30, 2021
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$721	$781
Income tax provision	$130	$142

Effective tax rate	18.1%	18.2%

Ameriprise Financial, Inc.
Reconciliation Table: Advice & Wealth Management Adjusted Revenue Per Advisor
(unaudited)	3Q 2019	4Q 2019	1Q 2020	2Q 2020	3Q 2020	4Q 2020	1Q 2021	2Q 2021	% Over/ (Under)
Total Net Revenue ($ in M)	$1,682	$1,710	$1,695	$1,537	$1,667	$1,776	$1,879	$1,980
Interest Revenue ($ in M)	$(116)	$(92)	$(78)	$—	$—	$—	$—	$—

Advisor Count	9,930	9,871	9,878	9,894	9,905	9,922	10,031	10,047

Revenue Per Advisor ($ in K)	$169	$173	$172	$155	$168	$179	$187	$197	27%
Revenue Per Advisor excluding short-term interest rate impact ($ in K)	$158	$164	$164	$155	$168	$179	$187	$197	27%

Revenue Per Advisor TTM ($ in K)				$669				$731	9%
Revenue Per Advisor excluding short-term interest rate impact TTM ($ in K)				$641				$731	14%

Ameriprise Financial, Inc.
Reconciliation Table: Adjusted Operating Total Net Revenues Mix Shift
	Quarter Ended June 30,
(in millions, unaudited)	2021	2020

Advice & Wealth Management	$1,980	$1,537
Asset Management	879	668
RPS	808	755
Subtotal adjusted operating total net revenues	3,667	2,960
Corporate	119	131
Eliminations	(399)	(326)
Adjusted operating total net revenues	$3,387	$2,765

Advice & Wealth Management	54%	52%
Asset Management	24%	22%
RPS	22%	26%
Subtotal adjusted operating total net revenues	100%	100%
AWM & AM	78%	74%

Ameriprise Financial, Inc.
Reconciliation Table: Pretax Adjusted Operating Earnings Mix Shift
	Quarter Ended June 30,
(in millions, unaudited)	2021	2020

Advice & Wealth Management	$423	$271
Asset Management	253	141
RPS	182	222
Subtotal pretax adjusted operating earnings	858	634
Corporate	(77)	(57)
Eliminations	—	—
Pretax adjusted operating earnings	$781	$577

Advice & Wealth Management	49%	43%
Asset Management	30%	22%
RPS	21%	35%
Subtotal pretax adjusted operating earnings	100%	100%
AWM & AM	79%	65%

Ameriprise Financial, Inc.
Reconciliation Table: Return on Equity (ROE) Excluding Accumulated Other Comprehensive Income “AOCI”
	Twelve Months Ended June 30,
(in millions, unaudited)	2021	2020
Net income	$1,065	$2,503
Less: Adjustments (1)	(980)	371
Adjusted operating earnings	$2,045	$2,132

Total Ameriprise Financial, Inc. shareholders’ equity	$5,924	$6,190
Less: Accumulated other comprehensive income, net of tax	463	194
Total Ameriprise Financial, Inc. shareholders’ equity excluding AOCI	5,461	5,996
Less: Equity impacts attributable to the consolidated investment entities	1	—
Adjusted operating equity	$5,460	$5,996

Return on equity excluding AOCI	19.5%	41.7%
Adjusted operating return on equity excluding AOCI (2)	37.5%	35.6%

(1) Adjustments reflect the trailing twelve months' sum of after-tax net realized investment gains/losses, net of deferred sales inducement costs ("DSIC") and deferred acquisition costs ("DAC") amortization, unearned revenue amortization and the reinsurance accrual; the market impact on non-traditional long-duration products, net of hedges and related DAC amortization, unearned revenue amortization, and the reinsurance accrual; mean reversion related impacts; gain on disposal of business; the market impact of hedges to offset interest rate and currency changes on unrealized gains or losses for certain investments; integration/restructuring charges; and the impact of consolidating certain investment entities. After-tax is calculated using the statutory tax rate of 21%.

(2) Adjusted operating return on equity excluding accumulated other comprehensive income (AOCI) is calculated using the trailing twelve months of earnings excluding the after-tax net realized investment gains/losses, net of DSIC and DAC amortization, unearned revenue amortization and the reinsurance accrual; the market impact on non-traditional long-duration products, net of hedges and related DAC amortization, unearned revenue amortization, and the reinsurance accrual; mean reversion related impacts; gain on the disposal of business; the market impact of hedges to offset interest rate and currency changes on unrealized gains or losses for certain investments; integration/restructuring charges; the impact of consolidating certain investment entities; and discontinued operations in the numerator, and Ameriprise Financial shareholders' equity excluding AOCI and the impact of consolidating investment entities using a five-point average of quarter-end equity in the denominator. After-tax is calculated using the statutory tax rate of 21%.